SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      June 30, 2003

DISC, Inc.

(Exact name of registrant as specified in its charter)

California	1-11578	77-0129625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

372 Turquoise Street, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (408) 934-7000

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On June 30, 2003, DISC, Inc., a California corporation (“DISC”), announced that it received a NASDAQ Staff Determination on June 25, 2003 indicating that DISC has not met the minimum requirement for continued listing on the NASDAQ SmallCap Market and indicating that DISC’s securities will be delisted from the NASDAQ SmallCap Market at the opening of business on July 7, 2003. DISC’s press release announcing this information is attached as Exhibit 99.1 hereto and incorporated by reference herein in its entirety.

     The press release filed as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about DISC’s business contained in the press release are “forward-looking” rather than “historic.” The press release also states that these and other risks relating to DISC’s business are set forth in the documents filed by DISC with the Securities and Exchange Commission, specifically the most recent reports on Form 10-K, Form 10-Q and Form 8-K and the other reports filed from time to time with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated June 30, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC, INC.

Dated: June 30, 2003

	By:	/s/ Robert W. Riland, III

Robert W. Riland, III President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 30, 2003.